Exhibit 23.5



                   [Letterhead of PricewaterhouseCoopers LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2001 relating to the financial statements and financial statement schedules, which appears in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
New York, New York
December 12, 2001